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                                                                      EXHIBIT 32

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION
1350)

The undersigned, as the President and Chief Executive Officer and Vice President of Finance and Assistant Treasurer of Cotton States Life Insurance Company, each certify that the Annual Report on Form 10-K for the period ended December 31, 2003, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Cotton States Life Insurance Company at the dates and for the periods indicated. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

                               /s/   J. Ridley Howard
Date: 03/24/04                -----------------------------------
                              J. Ridley Howard, Chairman
                              President and Chief Executive Officer

                              /s/   William J. Barlow
Date: 03/24/04                --------------------------------------------------
                              William J. Barlow
                              Vice President of Finance and Assistant Treasurer